2012 Master Limited Partnership Investor Conference Curt Anastasio, President and CEO – May 24, 2012 Curt Anastasio – President & CEO – December 10, 2013 2013 Wells Fargo Securities 12th Annual Pipeline, MLP and Energy Symposium Exhibit 99.1

2 Statements contained in this presentation that state management’s expectations or predictions of the future are forward-looking statements as defined by federal securities law. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this presentation. These forward-looking statements can generally be identified by the words "anticipates," "believes," "expects," "plans," "intends," "estimates," "forecasts," "budgets," "projects," "could," "should," "may" and similar expressions. These statements reflect our current views with regard to future events and are subject to various risks, uncertainties and assumptions. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see NuStar Energy L.P.’s annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the SEC and available on NuStar’s website at www.nustarenergy.com. We use financial measures in this presentation that are not calculated in accordance with generally accepted accounting principles (“non-GAAP”) and our reconciliations of non-GAAP financial measures to GAAP financial measures are located in the appendix to this presentation. These non-GAAP financial measures should not be considered an alternative to GAAP financial measures. Forward Looking Statements

NuStar Overview 3

4 Two Publicly Traded Companies NuStar Energy L.P. (NYSE: NS) is a publicly traded partnership with a market capitalization of approximately $3.9 billion and an enterprise value of approximately $6.3 billion NuStar GP Holdings, LLC (NYSE: NSH) holds the 2% general partner interest, incentive distribution rights and 13.0% of the common units in NuStar Energy L.P. NSH has a market capitalization of around $1.2 billion 81.1% Membership Interest 85.0% L.P. Interest Public Unitholders 34.5 million NSH Units Public Unitholders 67.6 million NS Units 18.9% Membership Interest 2.0% G.P. Interest 13.0% L.P. Interest Incentive Distribution Rights William E. Greehey 8.1 million NSH Units NYSE: NSH NYSE: NS NS NSH IPO Date 4/16/2001 7/19/2006 Unit Price (12/05/13) $49.79 $27.69 Annualized Distribution/Unit $4.38 $2.18 Yield (12/05/13) 8.80% 7.87% Market Capitalization $3,878 million $1,180 million Enterprise Value $6,327 million $1,205 million Credit Ratings – Moody’s Ba1/Negative n/a S&P BB+/Stable n/a Fitch BB/Stable n/a

5 Large and Diverse Geographic Footprint with Assets in Key Locations Asset Stats: Operations in the U.S., Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, the United Kingdom and Turkey. Own 87 terminal and storage facilities Approximately 97 million barrels of storage capacity 8,643 miles of crude oil and refined product pipelines 50% interest in a joint venture that owns a terminal and an asphalt refinery with throughput capacity of 74 MBPD

53% 43% 4% 6 Majority of Operating Income Generated by Fee-Based Storage and Pipeline Segments Percentage of Full Year 2012 Adjusted Segment Operating Income Storage: 53% Refined Product Terminals Crude Oil Storage Pipeline: 43% Refined Product Pipelines* Crude Oil Pipelines Fuels Marketing: 4% Product Supply, Crude Oil Trading, Bunkering and Fuel Oil Marketing Approximately 96% of NuStar Energy’s 2012 segment operating income, after excluding asphalt operations and the San Antonio refinery, came from fee-based Storage and Pipeline segments Storage and Pipeline segments are expected to account for over 95% of 2013 segment operating income * Includes primarily distillates, gasoline, propane, jet fuel, ammonia and other light products. Does not include natural gas.

7 Strategic Redirection and Change in Focus Initiated in Late 2012 Strategic redirection involved minimizing exposure to margin-based operations  Sold 50% of asphalt business on September 28, 2012  Sold San Antonio refinery on January 1, 2013 and eliminated refinery hedges  Proceeds from sales transactions used primarily for debt reduction, funding coverage ratio shortfall and investments in acquisitions and internal growth projects  Continue to pursue the divestiture of our remaining 50% ownership in the Asphalt JV Currently focused on growing fee-based side of business  Closed on Eagle Ford Shale crude oil pipeline acquisition in December 2012  Concentrating on internal growth projects in Eagle Ford Shale  Continue to develop certain storage terminals  Leasing idle storage tanks in certain markets  In the process of reactivating an idle 12-inch pipeline that will connect Mont Belvieu to Corpus Christi

8 Fuels Marketing Segment Update

9 Going Forward Expect Less Volatility and Reduced Working Capital Requirements in Fuels Marketing Segment Segment is entirely composed of the remaining Fuels Marketing operations since January 1, 2013 sale of San Antonio refinery Operations remaining in the Fuels Marketing Segment include  Bunkering and Fuel Oil Marketing  Crude Oil Trading  Refined products marketing which includes Butane Blending In August 2013, entered into a back-to-back supply agreement for St. Eustatius  Agreement reduced our working capital by approximately $50 million  Should improve results $5 to $10 million per year primarily via reduced operating expenses  Full benefits should start being realized in fourth quarter of 2013 Fuels Marketing currently pays Storage Segment approximately $30 million in annual storage fees  Represents around 5% of storage segment’s revenues 2013 Fuels Marketing operations results are expected to be around break-even  Weak demand and increased competition putting pressure on bunker margins Results for Fuels Marketing operations expected to improve in 2014  EBITDA projected to be $10 to $30 million  Return to back-to-back trading model and reduced operating expenses should lead to improved results 1 – Please see slide 30 for a reconciliation of Fuels Marketing Segment EBITDA to its most directly comparable GAAP measure, Operating Income 1

10 Asphalt Joint Venture Update Asphalt JV’s results deconsolidated from NuStar’s financial statements beginning in September 2012 NuStar providing JV an unsecured, seven-year revolving credit facility for up to $250 million  September 30, 2013 balance approximately $146 million  Year-end balance estimated at around $175 million NuStar also providing credit support for the JV of up to $150 million, in the form of guarantees and letters of credit  As of September 30, 2013, $105 million of guarantees and $2 million of letters of credit had been issued Effective January 1, 2014 the CSA will be terminated  Original termination date was March 2015  Termination reduces future minimum payment commitments by approximately $1 billion In advanced discussions with our Asphalt JV partner regarding the divestiture of our remaining 50% ownership in the JV  If an agreement is reached NuStar’s $250 million revolving credit facility and $150 million of credit support could be reduced

11 Storage Segment Update

12 Expect 2013 Storage Segment EBITDA to be $5 to $15 Million Lower than 2012 2006 2007 2008 2009 2010 2011 2012 $162 $177 $208 $242 $256 $281 $288 Storage Segment EBITDA ($ in Millions)1 Storage Contract Renewals (% as 10/28/2013) Outlook Backwardation in forward pricing curve and weak demand for storage putting downward pressure on storage rates in certain markets Benefits from the completion of two St. James rail car offloading facilities as well as storage expansion projects completed in early 2013 at our St. James and St. Eustatius terminals are more than offset by weak storage markets 2014 segment EBITDA expected to be comparable to 2013 1 – Please see slide 30 for a reconciliation of Storage Segment EBITDA to its most directly comparable GAAP measure, Operating Income 1 – Please see slide 31 for a reconciliation of Storage Segment EBITDA to its most directly comparable GAAP measure, Operating Income < 1 Year 1 to 3 Years 3 to 5 Years > 5 Years 36% 27% 25% 12%

NuStar Overview 13 Recently Completed the Construction of a Second Unit Train Unloading Facility at our St. James, LA Terminal Second unit train unloading facility placed in service November 2013  First unit train project completed in April 2012  Each unit train facility can handle 70,000 to 140,000 barrels per day Estimated costs of second unit train approximately $45 million  Annual EBITDA estimated in the $15 to $20 million range 1 1 – Please see slide 31 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income

NuStar Overview 14 Continue to Receive Inquiries for Additional Tankage at St. James, Louisiana Terminal Currently have 9 million barrels of storage capacity at St. James Completed 700,000 barrel expansion in January 2013 In discussions with major trading companies and producers about additional expansion opportunities

15 Pipeline Segment Update

16 Growth in Eagle Ford Shale Region Expected to Lead to Future Growth in Pipeline Segment EBITDA 2006 2007 2008 2009 2010 2011 2012 $170 $176 $186 $190 $199 $197 $211 Pipeline Segment EBITDA ($ in Millions)1 Pipeline Receipts by Commodity Other* 11% Crude Oil 42% Gasoline 30% Distillate 17% *Other includes ammonia, jet fuel, propane, naphtha and light end refined products Outlook 2013 segment EBITDA expected to be $60 to $70 million higher than 2012  Eagle Ford pipeline expansion projects completed in last half of 2012 and during 2013 combined with benefits from the December 2012 TexStar acquisition and higher FERC tariffs, effective July 1, 2013, should contribute to the higher 2013 results 2014 segment EBITDA expected to be $40 to $60 million higher than 2013  Eagle Ford pipeline expansion projects completed in 2013 and 2014 as well as expected higher FERC tariffs, effective July 1, 2014, should contribute to the higher 2014 results 1 – Please see slide 32 for a reconciliation of Pipeline Segment EBITDA to its most directly comparable GAAP measure, Operating Income 1 1

NuStar

To Date NuStar has Completed Six Internal Growth Projects and a Pipeline Acquisition in the Eagle Ford Shale Region

- **Six completed Eagle Ford Pipeline internal growth projects include:**
  - Reactivation of Pettus to Corpus Christi pipeline
  - Reversal of 8-inch Corpus to Three Rivers refined products pipeline
  - Construction of a new 12-inch crude oil pipeline for Valero
  - Connection of 16-inch Corpus to Three Rivers crude oil pipeline to 12-inch TexStar crude oil pipeline system
  - Oakville Terminal Truck Offloading
  - Pawnee terminal and pipeline connection for ConocoPhillips

- **Total internal growth capital spent to date approximately $180 million**
  - Expected to generate EBITDA of around $35 to $45 million[1] per year

- **In December 2012, NuStar acquired 140 miles of crude oil transmission and gathering lines as well as five storage terminals for around $325 million**
  - Acquisition expected to provide $10 to $30 million[1] of EBITDA in 2013
  - EBITDA should increase to $50 to $70 million[1] by 2015
  - An additional $40 million of capital spending required in conjunction with acquisition



1 – Please see slide 32 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income

17

18 Dock Expansion at Corpus Christi North Beach Terminal in Progress Dock expansion at Corpus Christi North Beach terminal will give our customers more options to move Eagle Ford crude  Dock loading constraints at Corpus North Beach terminal currently limiting South Texas Crude Oil Pipeline system throughputs  Dredging has been completed and construction of new dock is in progress  Projected completion in the 2nd quarter of 2014  Completion of dock expected to relieve dock loading constraints and provide NuStar with three loading berths in Corpus Christi  Capital cost estimated at approximately $40 million

19 South Texas Crude Oil Pipeline System Project Project includes pipeline capacity upgrades to segments of our South Texas Crude Oil Pipeline System Capacity upgrades will occur in two phases  First phase will add incremental throughput capacity of approximately 35,000 barrels per day and should be available for service in the third quarter of 2014  Capital cost estimated at $40 to $50 million  Annual EBITDA expected to be around $20 million  Second phase will add incremental throughput capacity of approximately 65,000 barrels per day and should be available for service in the first quarter of 2015  Capital cost estimated at $125 to $135 million  Annual EBITDA could be as high as $40 million NuStar will have spent close to $800 million on Eagle Ford shale related internal growth projects and acquisitions after the completion of the second phase of this project 1 1 1 – Please see slide 32 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income

20 Reactivation of an Idle 12-inch Pipeline that will Connect Mont Belvieu to Corpus Christi Have entered into a Letter of Intent with an anchor shipper for the majority of the pipeline’s capacity No volumes planned to be shipped on the line until the second quarter of 2015 Expect to receive pipeline reservation fee payments starting in the second quarter of 2014 Capital spending required to reactivate the line expected to be $130 to $150 million  Should generate annual EBITDA of $15 to $25 million 12-inch pipeline has the capacity to transport 110,000 barrels per day  In discussions with other 3rd parties to fill pipeline space not utilized by anchor shipper 1 1 – Please see slide 32 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income

21 Current NuStar Eagle Ford Presence

161 175 188 260198 228 308 428 0 100 200 300 400 500 4Q 2012 2Q 2013 4Q 2013 4Q 2014 Throughputs (MBPD) Capacity (MBPD) 22 NuStar Continues to Increase Throughputs and Throughput Capacity In the Eagle Ford Shale Region 175 18 260 228 308 428 300 400 500 2Q 2013 4Q 2013 4Q 2014 Throughputs (MBPD) Capacity (MBPD) Completion of Phase I of South Texas Open Season Completion of Dock at Corpus Christi North Beach Terminal Completion of Pawnee Terminal for COP

23 Financial Overview

24 Capital Structure as of September 30, 2013 (Dollars in Millions) $1.5 billion Credit Facility $286 NuStar Logistics Notes (4.75%) 250 NuStar Logistics Notes (4.80%) 450 NuStar Logistics Notes (6.75%) 300 NuStar Logistics Notes (8.15%) 350 NuStar Logistics Sub Notes (7.625%) 403 GO Zone Bonds 365 Other Debt 34 Net unamortized discount and fair value adjustments 36 Total Debt $2,474 Total Partners’ Equity 2,381 Total Capitalization $4,855 Availability under the Credit Facility as of September 30, 2013 was ~ $1.1 billion  $286 million in borrowings and $158 million in Letters of Credit outstanding

$0 $250 $500 $750 $1,000 2013 2017 2018 2020 2021 2022 2038-2041 $350 $450 $300 $250 $34 $403 Sub Notes UK Term Loan GO Zone Financing Sr. Unsecured Notes Revolver $365 $286 $753 25 Debt Maturity Profile as of September 30, 2013 (Dollars in Millions) Callable in 2018 but final maturity 2043 No Significant Debt Maturities until 2017 Debt structure 73% fixed rate – 27% variable rate

26 Internal growth spending should be in the $300 to $375 million range in 2013 and 2014 (Dollars in Millions) $0 $100 $200 $300 $400 2010 2011 2012 2013 Forecast 2014 Forecast $219 $294 $374 $300 to $325 $350 to $375

27 Reaffirming 4th Quarter 2013 Guidance 4th quarter 2013 EBITDA in all three of our segments should be higher than the 4th quarter of 2012 Seasonally weak results in the Asphalt JV will have a negative impact on 4th Quarter EPU but will not impact DCF  EPU expected to be in the range of $0.20 to $0.30 per unit  DCF from continuing operations per LP unit should be in the range of $0.80 to $0.90 per unit  Both higher than the 4th quarter of 2012 1 – Please see slide 33 for a reconciliation of DCF from continuing operations per LP unit to its most directly comparable GAAP measure, income from continuing operations 1

28 NuStar Highlights High - quality, large and diverse asset footprint supporting energy infrastructure both in the U.S. and internationally Contracted fee-based storage and pipeline assets provide stable cash flows, delivering approximately 96% of 2012 adjusted segment operating income Diverse and high quality customer base composed of large integrated oil companies, national oil companies and refiners Strong balance sheet with a focus on improving credit metrics and attaining investment grade credit ratings Experienced and proven management team with substantial equity ownership and industry experience Recognized nationally for safety and environmental record Named #38 on Fortune’s 2013 “100 Best Places to Work”

2012 NuStar Bank Meeting November 7, 2012 2013 UBS MLP One-on-One Conference January 15th & 16th 2013 Appendix

NuStar Overview 30 Reconciliation of Non-GAAP Financial Information: Fuels Marketing Segment 30 Projected operating income $ 10,000 - 30,000 - $ 10,000 - 30,000 Plus projected depreciation and amortization expense Projected EBITDA Year Ended December 31, 2014 NuStar Energy L.P. utilizes financial measures, earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, distributable cash flow (DCF) from continuing operations and DCF from continuing operations per unit, which are not defined in U.S. generally accepted accounting principles. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the partnership's assets and the cash that the business is generating. None of EBITDA from continuing operations, DCF from continuing operations or DCF from continuing operations per unit are intended to represent cash flows from operations for the period, nor are they presented as an alternative to net income or income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with U.S. generally accepted accounting principles. EBITDA in the following reconciliations relate to our operating segments. For purposes of segment reporting we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure. The following is a reconciliation of projected operating income to projected EBITDA for the Fuels Marketing Segment:

NuStar

Reconciliation of Non-GAAP Financial Information: Storage Segment

NuStar Energy L.P. utilizes financial measures, earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, distributable cash flow (DCF) from continuing operations and DCF from continuing operations per unit, which are not defined in U.S. generally accepted accounting principles. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the partnership's assets and the cash that the business is generating. None of EBITDA from continuing operations, DCF from continuing operations or DCF from continuing operations per unit are intended to represent cash flows from operations for the period, nor are they presented as an alternative to net income or income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with U.S. generally accepted accounting principles.

EBITDA in the following reconciliations relate to our operating segments. For purposes of segment reporting we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.

The following is a reconciliation of operating income to EBITDA for the Storage Segment:

	Year Ended December 31,						
	2006	2007	2008	2009	2010	2011	2012
Operating income	$ 108,486	$ 114,635	$ 141,079	$ 171,245	$ 178,947	$ 193,395	$ 194,567
Plus depreciation and amortization expense	53,121	62,317	66,706	70,888	77,071	87,737	93,449
EBITDA	$ 161,607	$ 176,952	$ 207,785	$ 242,133	$ 256,018	$ 281,132	$ 288,016

The following is a reconciliation of projected incremental operating income to projected incremental EBITDA for our Storage Segment:

	Year Ended December 31, 2013
Projected incremental operating income	($ 16,000 - 28,000)
Plus projected incremental depreciation and amortization expense	11,000 - 13,000
Projected incremental EBITDA	($ 5,000 - 15,000)

The following is a reconciliation of projected annual operating income to projected annual EBITDA for a certain project in our Storage Segment:

	St. James, LA 2nd Unit Train Project
Projected annual operating income	$ 14,000 - 17,000
Plus projected depreciation and amortization expense	1,000 - 3,000
Projected annual EBITDA	$ 15,000 - 20,000

31

NuStar Overview 32 Reconciliation of Non-GAAP Financial Information: Pipeline Segment 32 The following is a reconciliation of operating income to EBITDA for the Pipeline Segment: 2006 2007 2008 2009 2010 2011 2012 Operating income 122,714$ 126,508$ 135,086$ 139,869$ 148,571$ 146,403$ 158,590$ Plus depreciation and amortization expense 47,145 49,946 50,749 50,528 50,617 51,165 52,878 169,859$ 176,454$ 185,835$ 190,397$ 199,188$ 197,568$ 211,468$ Projected incremental operating income $ 50,000 - 55,000 $ 35,000 - 50,000 10,000 - 15,000 5,000 - 10,000 $ 60,000 - 70,000 $ 40,000 - 60,000 The following is a reconciliation of projected operating income to projected EBITDA for the TexStar Asset Acquisition: Projected operating income $ 1,000 - 19,000 $ 35,000 - 52,000 9,000 - 11,000 15,000 - 18,000 $ 10,000 - 30,000 $ 50,000 - 70,000 The following is a reconciliation of projected annual operating income to projected annual EBITDA for a certain projects in our Pipeline Segment: Projected annual operating income 19,000$ 35,000$ $ 11,000 - 19,000 $ 31,000 - 40,000 1,000 5,000 4,000 - 6,000 4,000 - 5,000 20,000$ 40,000$ $ 15,000 - 25,000 $ 35,000 - 45,000 Projected incremental EBITDA Year Ended December 31, The following is a reconciliation of projected incremental operating income to projected incremental EBITDA for the Pipeline Segment: Plus projected incremental depreciation and amortization expense EBITDA Year Ended December 31, 2013 Year Ended December 31, 2014 Completed Eagle Ford Expansion Projects Plus projected depreciation and amortization expense Projected EBITDA Year Ended December 31, 2013 Year Ended December 31, 2015 South Texas Crude Phase One South Texas Crude Phase Two Houston Pipeline NGL Project Plus projected depreciation and amortization expense Projected annual EBITDA NuStar Energy L.P. utilizes financial measures, earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, distributable cash flow (DCF) from continuing operations and DCF from continuing operations per unit, which are not defined in U.S. generally accepted accounting principles. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the partnership's assets and the cash that the business is generating. None of EBITDA from continuing operations, DCF from continuing operations or DCF from continuing operations per unit are intended to represent cash flows from operations for the period, nor are they presented as an alternative to net income or income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with U.S. generally accepted accounting principles. EBITDA in the following reconciliations relate to our operating segments. For purposes of segment reporting we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.

Reconciliation of Non-GAAP Financial Information: Business Segments 33 Three Months Ended December 31, 2013 Projected income from continuing operations $ 27,000 - 35,000 Plus projected interest expense, net 32,000 - 33,000 Plus projected income tax expense 3,000 - 4,000 Plus projected depreciation and amortization expense 44,000 - 45,000 Projected EBITDA from continuing operations 106,000 - 117,000 Projected equity in earnings of joint ventures 10,000 - 20,000 Projected interest expense, net (32,000 - 33,000) Projected reliability capital expenditures (5,000 - 15,000) Projected income tax expense (3,000 - 4,000) Projected distributions from joint ventures 2,000 - 3,000 Projected mark-to-market impact on hedge transactions and other items (3,000 - 5,000) Projected DCF from continuing operations 75,000 - 83,000 Less projected DCF from continuing operations available to general partner 13000 Projected DCF from continuing operations available to limited partners $ 62,000 - 70,000 Projected DCF from continuing operations per limited partner unit $ 0.80 - 0.90 The following is a reconciliation of projected income from continuing operations to projected EBITDA from continuing operations and projected DCF from continuing operations: NuStar Energy L.P. utilizes financial measures, earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, distributable cash flow (DCF) from continuing operations and DCF from continuing operations per unit, which are not defined in U.S. generally accepted accounting principles. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the partnership's assets and the cash that the business is generating. None of EBITDA from continuing operations, DCF from continuing operations or DCF from continuing operations per unit are intended to represent cash flows from operations for the period, nor are they presented as an alternative to net income or income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with U.S. generally accepted accounting principles.